UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934
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CHINDEX INTERNATIONAL, INC.

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Chindex International, Inc. Provides Update to Stockholders Regarding Special Meeting of Stockholders to Approve Merger Agreement
Required antitrust approval has been obtained
Bethesda, Maryland — August 14, 2014 — Chindex International, Inc. (NASDAQ: CHDX) (“Chindex” or the “Company”), today reminded stockholders that the close of business on August 19, 2014 has been established as the record date for voting at the September 16, 2014 special meeting of stockholders. The special meeting is being held at 10:30 a.m. Eastern time on September 16, 2014 to consider a proposal to adopt the merger agreement by and among the Company, Healthy Harmony Holdings, L.P. and Healthy Harmony Acquisition, Inc. (the “Merger Agreement”).
As detailed in the proxy statement filed with the Securities and Exchange Commission on August 7, 2014, the China antitrust authority approval required for the merger was obtained on August 4, 2014. The merger is not subject to a financing condition.
It is important that stockholders vote as soon as possible — no matter how many or how few shares they own. Any shares that are not voted will have the same effect as a vote “Against” the proposal to adopt the Merger Agreement. If the proposal to adopt the Merger Agreement is approved, stockholders will be entitled to receive $24.00 in cash for each share they own upon completion. The Company also reminds stockholders to make the necessary arrangements with their custodial banks and brokerage firms to ensure they have the ability to vote at the special meeting. Shares held in margin accounts may be loaned out by brokers on the August 19, 2014 record date and, if subject to a stock loan, cannot be voted by the beneficial owner whose shares were loaned out. In order to ensure that stockholders have the ability to vote, they should move their shares into a cash account in advance of the record date.
The Company’s Board of Directors, acting upon the unanimous recommendation of the Transaction Committee comprised solely of independent and disinterested directors, unanimously recommends that stockholders vote “FOR” the adoption of the Merger Agreement.
Any stockholders with questions should contact the Company’s proxy solicitor, MacKenzie Partners at (800) 322-2885 (toll-fee in North America) or at + (212) 929-5500.
Additional Information
This communication is neither a solicitation of a proxy nor an offer to purchase nor a solicitation of an offer to sell any securities. This communication is also not a substitute for any proxy statement or other filings that may be made with the SEC with respect to the merger.
In connection with the special meeting, the Company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on August 7, 2014 and may furnish or file other materials with the SEC in connection with the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of the Company and contains important information about the Company, the proposed transaction and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THOSE OTHER MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY ARE AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. The proxy statement and other relevant materials, and any other documents filed by Chindex with the SEC, may be obtained, without charge, from the SEC’s website (www.sec.gov) or, without charge, from Chindex by mail or online from the Chindex website at the Investor Relations section of www.chindex.com.
Participants in the Solicitation
Chindex and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Chindex stockholders with respect to the proposed merger. Information regarding any interests that the executive officers and directors of Chindex may have in the transaction described herein are set forth in definitive proxy statement filed with the SEC. Additional information regarding these executive officers and directors is included in the Company’s proxy statement for its 2014 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2014.
CONTACT:
ICR, Inc., Bill Zima, +86-10-6583-7511, +1-646-328-2510
SOURCE Chindex International, Inc.
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